                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 1996
                                                   -------------------

                          NORLAND MEDICAL SYSTEMS, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                   0-26206                06-1387931
- --------------------------------------------------------------------------------
(State or other jurisdiction              (Commission           (IRS Employer
 of incorporation)                        File Number)       Identification No.)

106 Corporate Park Drive, Suite 106, White Plains, NY                10604
- --------------------------------------------------------------------------------
(Address of principal executive offices                             (Zip Code)

Registrant's telephone number, including area code:  (914) 694-2285
                                                    -------------------
     This Form 8-K/A Report amends the Form 8-K Report filed by the Registrant with the Securities and Exchange Commission on April 16, 1996 (the "Original Report") with respect to the merger of Dove Medical Systems, a California corporation, into a wholly-owned subsidiary of the Registrant (the "Merger").
Item 7 of the Original Report is amended and restated to read as set forth below. The per share information in the pro forma financial statements referred to in Item 7 gives effect to the 3-for-2 stock split declared by the Registrant on May 30, 1996, which stock split will be effective June 13, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of Dove.

       Included in the financial statements attached hereto and made a part hereof are the audited financial statements of Dove for the years ended December 31, 1995 and 1994 and the unaudited financial statements of Dove for the three months ended March 31, 1996 and 1995.

     (b)  Pro forma financial statements.

     Included in the financial statements attached hereto and made apart hereof are unaudited pro forma combined condensed financial statements giving effect to the Merger.

     (c)  Exhibits.

       2.1  Agreement and Plan of Merger among Registrant, New Dove and Dove.*/
       2.2 Purchase Agreement among Registrant, Robert L. Piccioni and Joan Piccioni, CHC, Inc. and Mirella Monti Belshe.*/
      99.1  Press Release relating to Merger.*/


- --------------------------------
*/   Filed with the Original Report.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORLAND MEDICAL SYSTEMS, INC.


Date:  June 5, 1996                By:
                                      --------------------------------
                                        Kurt W. Streams
                                        Vice President, Finance and Secretary

                          INDEX TO FINANCIAL STATEMENTS

                                  ------------

AUDITED FINANCIAL STATEMENTS:

DOVE MEDICAL SYSTEMS                                                        PAGE
                                                                            ----

Report of Independent Accountants. . . . . . . . . . . . . . . . . . . . . . F-2

Financial Statements:

  Balance Sheets as of December 31, 1995 and 1994. . . . . . . . . . . . . . F-3
  Statements of Income for the years ended December 31, 1995 and 1994. . . . F-4
  Statements of Changes in Stockholders' Equity for the years ended
    December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . F-5
  Statements of Cash Flows for the years ended December 31, 1995 and 1994. . F-6
  Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . F-7

UNAUDITED FINANCIAL STATEMENTS:

DOVE MEDICAL SYSTEMS

  Condensed Balance Sheets as of March 31, 1996 and 1995 . . . . . . . . . .F-11
  Condensed Statements of Income for the three months ended March 31,
   1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-12
  Condensed Statements of Changes in Stockholders' Equity for the three months ended March 31, 1996 and 1995. . . . . . . . . . . . . . . . . . .F-13
  Condensed Statements of Cash Flow for the three months ended
    March 31, 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . .F-14
  Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . . .F-15


UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS:


NORLAND MEDICAL SYSTEMS, INC.

  Unaudited Pro Forma Combined Condensed Financial Statements. . . . . . . .F-16
  Pro Forma Combined Condensed Balance Sheet as of March 31, 1996. . . . . .F-17
  Pro Forma Combined Condensed Income Statement for the year ended
    December 31, 1995 and for the three months ended March 31, 1996. . . . .F-18
  Notes to the Pro Forma Combined Condensed Financial Statements . . . . . .F-19

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Dove Medical Systems:

    We have audited the accompanying balance sheets of Dove Medical Systems as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity and cash flows, for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dove Medical Systems as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Hurley & Company

Granada Hills, California
May 10, 1996

                              DOVE MEDICAL SYSTEMS
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                                               1995        1994
                                                                                            ----------  ----------
Current assets:
  Cash and cash equivalents...............................................................  $  195,122  $  158,696
  Accounts receivable, net of allowance for doubtful accounts of $1,000 and $0 at December
   31, 1995 and 1994, respectively........................................................     160,366      19,396
  Inventories.............................................................................     219,886     211,082
  Prepaid expenses........................................................................       3,487       3,338
                                                                                            ----------  ----------
    Total current assets..................................................................     578,861     392,512
                                                                                            ----------  ----------
Property and equipment:
  Equipment, furniture and fixtures.......................................................      39,364      23,914
  Less accumulated depreciation...........................................................      13,498       7,536
                                                                                            ----------  ----------
                                                                                                25,866      16,378
Other assets:
  Organization costs, net of accumulated amortization of $1,637 and $1,086 at December 31,
   1995 and 1994, respectively............................................................       1,118       1,669
  Deposits................................................................................       7,546       5,011
                                                                                            ----------  ----------
    Total assets..........................................................................  $  613,391  $  415,570
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...................................................  $   69,313  $   71,859
  Profit sharing contribution payable.....................................................      52,000      --
  Accrued employee personal time..........................................................      10,113       8,127
  Product warranty reserve................................................................      10,000       5,000
  Service deposits........................................................................      13,000      --
  Income tax payable......................................................................       1,374       2,534
                                                                                            ----------  ----------
    Total current liabilities.............................................................     155,800      87,520
                                                                                            ----------  ----------

Commitments and contingencies.............................................................      --          --

Stockholders' equity:
  Common Stock, no par value, authorized 100,000 shares, issued and outstanding 35,000
   shares.................................................................................      35,000      35,000
  Retained earnings.......................................................................     422,591     293,050
                                                                                            ----------  ----------
    Total Stockholders' equity............................................................     457,591     328,050
                                                                                            ----------  ----------
    Total liabilities and stockholders' equity............................................  $  613,391  $  415,570
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The accompanying notes are an integral part of the financial statements

                              DOVE MEDICAL SYSTEMS
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                            1995          1994
                                                                                        ------------  ------------
Revenue, net of discounts and allowances..............................................  $  1,860,929  $  1,903,034
Cost of revenue.......................................................................       854,693     1,145,807
                                                                                        ------------  ------------
    Gross profit......................................................................     1,006,236       757,227
Sales and marketing expense...........................................................       150,761        33,569
General and administrative expense....................................................       419,814       396,645
                                                                                        ------------  ------------
    Operating income..................................................................       435,661       327,013
Other income:
  Interest income.....................................................................         3,120         3,022
  Other Income, net...................................................................           244           997
                                                                                        ------------  ------------
    Income before income tax..........................................................       439,025       331,032
Income tax............................................................................         6,094         4,694
                                                                                        ------------  ------------
    Net income........................................................................  $    432,931  $    326,338
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                              DOVE MEDICAL SYSTEMS
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                              SHARES ISSUED                             TOTAL
                                                                   AND        COMMON     RETAINED    STOCKHOLDERS'
                                                               OUTSTANDING     STOCK     EARNINGS       EQUITY
                                                              -------------  ---------  -----------  ------------
Balance as of January 1, 1994...............................       35,000    $  35,000  $    96,722   $  131,722
Net Income..................................................       --           --          326,328      326,328
Stockholder Distributions...................................       --           --         (130,000)    (130,000)
                                                                   ------    ---------  -----------  ------------
Balance as of December 31, 1994.............................       35,000       35,000      293,050      328,050
Net Income..................................................       --           --          432,931      432,931
Stockholder Distributions...................................       --           --         (303,390)    (303,390)
                                                                   ------    ---------  -----------  ------------
Balance as of December 31, 1995.............................       35,000    $  35,000  $   422,591   $  457,591
                                                                   ------    ---------  -----------  ------------
                                                                   ------    ---------  -----------  ------------

    The accompanying notes are an integral part of the financial statements.

                              DOVE MEDICAL SYSTEMS
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                             1995         1994
                                                                                          -----------  -----------
Cash flows from operating activities:
  Net Income............................................................................  $   432,931  $   326,328
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................        6,513        4,764
    Product warranty reserve............................................................        5,000        5,000
    Changes in:
      Accounts receivable...............................................................     (140,970)      (7,796)
      Inventories.......................................................................       (8,804)    (148,214)
      Prepaid expenses..................................................................         (149)      (1,386)
      Deposits..........................................................................       (2,535)      (1,785)
      Accounts payable and other accrued expenses.......................................       51,440      (55,415)
      Service deposits..................................................................       13,000      --
      Income tax payable................................................................       (1,160)       1,188
                                                                                          -----------  -----------
        Total adjustments...............................................................      (77,665)    (203,644)
                                                                                          -----------  -----------
        Net cash provided by operating activities.......................................      355,266      122,684
                                                                                          -----------  -----------
Cash flows from investing activities:
    Furniture and equipment expenditures................................................      (15,450)      (2,245)
                                                                                          -----------  -----------
        Net cash used by investing activities:..........................................      (15,450)      (2,245)
                                                                                          -----------  -----------
Cash flows from financing activities:
  Distributions to stockholders.........................................................     (303,390)     (30,000)
                                                                                          -----------  -----------
        Net cash used by financing activities...........................................     (303,390)     (30,000)
                                                                                          -----------  -----------
Net increase in cash and cash equivalents...............................................       36,426       90,439
Cash and cash equivalents at beginning of year..........................................      158,696       68,257
                                                                                          -----------  -----------
Cash and cash equivalents at end of year................................................  $   195,122  $   158,696
                                                                                          -----------  -----------
                                                                                          -----------  -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 1994, the Company distributed to its stockholder a
 $100,000 note receivable from a debtor.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


                                                                                             1995         1994
                                                                                          -----------  -----------
Income taxes paid.......................................................................  $     7,254  $     3,506
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Interest paid...........................................................................  $         0  $         3
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                              DOVE MEDICAL SYSTEMS

                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS ACTIVITY:
    Dove Medical Systems (the "Company") manufactures medical scanning devices (bone densitometers, known as the "OsteoAnalyzer") that are utilized by hospitals, medical clinics, research institutions, and individual practitioners throughout the world to help in the diagnosis of osteoporosis and other bone disorders.

2.  ORGANIZATION AND BASIS OF PRESENTATION:
    The Company was incorporated in California on December 9, 1992. Through December 31, 1995, all the issued and outstanding common shares of the Company (totaling 35,000 shares) were owned by a single stockholder (a husband and wife) as community property. In April 1996, Norland Medical Systems, Inc. ("Norland"), a publicly held company, acquired all the outstanding common shares of the Company (including exercised stock options issued to other individuals) through an exchange of common stock. The financial statements of the Company as of December 31, 1995 and 1994 and for the years then ended do not reflect any amounts or valuations arising from this transaction.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents includes cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. Substantially all funds are on deposit with one financial institution.

    INVENTORIES

    Inventories represent raw material (parts and components), work-in-process (assemblies) and finished goods. Inventories are valued at the lower of cost (first-in, first-out method) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from five to seven years.

    ORGANIZATION COSTS

    Organization costs are amortized over sixty months using the straight-line method.

    REVENUE RECOGNITION

    Revenues are considered earned when all work on an inventoried system or replacement part intended for customer use has been completed and the unit has been shipped.

    INCOME TAXES

    Differences between financial statement and taxable income exist, due primarily to timing differences pertaining to depreciation. These differences are not material. The Company's stockholder has elected to be taxed as an S Corporation and pay taxes primarily at the shareholder level. As such, income taxes reflect only the 1.5% rate due California for S Corporations. In April 1996, the Company's S Corporation status was terminated prior to its merger with Norland.

                              DOVE MEDICAL SYSTEMS

4.  INVENTORIES:
    Inventories consisted of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1995          1994
                                                                   ------------  ------------
Raw materials and component parts................................   $  125,082    $  106,163
Assemblies in process............................................       33,534        76,616
Finished goods...................................................       65,270        32,303
                                                                   ------------  ------------
                                                                       223,886       215,082
Less obsolescence reserve........................................        4,000         4,000
                                                                   ------------  ------------
                                                                    $  219,886    $  211,082

5.  PROPERTY AND EQUIPMENT:
    Property and equipment consisted of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1995          1994
                                                                   ------------  ------------
Furniture and fixtures...........................................   $    4,243    $    4,243
Equipment........................................................       35,121        19,671
                                                                   ------------  ------------
                                                                        39,364        23,914
Less accumulated depreciation....................................       13,498         7,536
                                                                   ------------  ------------
                                                                    $   25,866    $   16,378
                                                                   ------------  ------------
                                                                   ------------  ------------

6.  PROFIT SHARING PLAN:
    During the years ended December 31, 1995 and 1994, the Company had a defined contribution pension plan covering substantially all of its employees. The plan utilized an age weighted allocation, whereby the current year's contribution was allocated proportional to the participants' present value of a benefit payable at normal retirement date equal to 1% of pay, using annual pre-retirement interest of 8.00%. The Company contributed at approximately 15% of covered payroll (the maximum rate) during both of these years, resulting in pension plan costs of $52,000 and $34,391, respectively. The plan was subsequently terminated and vesting requirements waived (with employee accumulated benefit amounts transferred to individual IRA accounts) prior to the acquisition of 100% of the Company's common stock by Norland in April 1996.

7.  RELATED PARTY TRANSACTIONS:

    (a) The Company was granted an exclusive worldwide license by the owners of intellectual property purchased from the bankruptcy estate of Osteon, Inc. pertaining to a U.S. patent employed in the manufacture and calibration of the Company's scanning devices, along with other software and technology. Approximately 83% of this intellectual property was owned by the Company's chairman and principal stockholder, 10% by his mother, and another 7% by an unrelated S corporation.

    As consideration for this license during the period January 1, 1994 through June 30, 1994, the Company paid its chairman $27,500 and issued a total of 17,700 options to the three intellectual property owners (15,000, 2,000, and 700 options, respectively) to purchase the Company's common stock at $6.00 per share over a term of five years. Another $100,000 was paid to the intellectual property owners as a use fee for the period July 1, 1994 through December 31, 1994. Extended agreements covering the 1995 calendar year and subsequent period dictated a use fee of $2,000 for every OsteoAnalyzer sold. Total use fees incurred, based upon shipment of 65 OsteoAnalyzers, amounted to $130,000 for the year ended December 31, 1995.

                              DOVE MEDICAL SYSTEMS

7.  RELATED PARTY TRANSACTIONS: (CONTINUED)
    (b) The Company's president (and wife of the chairman) was paid a salary of $150,000 during each of the years ended December 31, 1995 and 1994, respectively. Under California's community property laws, she beneficially held 100% of the Company's outstanding stock throughout these periods.

8.  COMMITMENTS AND CONTINGENCIES:

    (a) The Company has a two-year lease to rent warehouse and office space in Newbury Park, California. The lease expires in January 1998. Monthly payments are currently $2,052, with a 3% to 6% rent adjustment to be made in February 1997. From inception, the Company previously leased smaller facilities in its Newbury Business Park location, and for part of 1994, rented additional office space in Los Angeles.

    Future minimum lease payments required under its operating lease(s) are as follows:

Year ended December 31:
  1996.....................................................  $  23,634
  1997.....................................................     25,312
  1998.....................................................      2,115
                                                             ---------
                                                             $  51,061
                                                             ---------
                                                             ---------

    Rental expense for the years ended December 31, 1995 and 1994 was $12,744 and $23,423, respectively.

    (b) The Company warrants its products for a full year from date of sale, including all parts and on-site labor. The Company limits its risk by having similar arrangements in place with its primary component manufacturers and suppliers. A warranty liability reserve in the amount of $10,000 and $5,000 was recognized at December 31, 1995 and 1994, respectively, to cover estimated repair and replacement costs to be incurred after the balance sheet date related, respectively, to revenues generated during the respective annual periods.

9.  STOCK OPTIONS:
    The following stock option computations are reflective of a 100:1 common stock split, which occurred in December, 1993:

    At December 31, 1995, there were 2,100 options outstanding to purchase the Company's common stock at a price of $1.00 per share. These stock options had been issued under the Company's 1992 Incentive Stock Option Plan. Additionally, there were another 2,500 stock options exercisable at $6.00 per share which had been issued to a consultant, as well as 17,700 more stock options issued to intellectual property owners, also exercisable at $6.00 per share, as described in Note 7(a) above. The total number of options outstanding at December 31, 1995 was therefore 22,300.

    In April 1996, prior to the consummation of the acquisition of 100% of the Company's common stock by Norland, 5,600 of the above stock options were exercised, bringing the total number of common shares outstanding to 40,600, including 35,000 shares of stock owned as community property by the Company's chairman and president, and representing 100% of previously issued common stock. The balance of 16,700 stock options, namely, 15,000 held by the Company's chairman, 1,000 hold by his mother, and 700 held by an unrelated intellectual property owner, were not exercised and were voided. The chairman did sell 4,000 of his personal shares to the unrelated intellectual property owner at a price of $6.00 each.

10. EXPORT SALES AND MAJOR CUSTOMERS/SUPPLIERS:
    During   the  years  ended  December  31,   1995  and  1994,  export  sales,
predominantly to Japan, China (both Taiwan and the mainland), and Korea, accounted for greater than 90% of the Company's total revenues. These sales were transacted in U.S. dollars, so revenues were not affected by currency translations. One customer accounted for approximately 67% of sales during calendar 1995 and approximately 83% of sales

                              DOVE MEDICAL SYSTEMS

10. EXPORT SALES AND MAJOR CUSTOMERS/SUPPLIERS: (CONTINUED) during the 1994 year. Another customer accounted for approximately 17% of sales during 1995. No other customer accounted for 10% or more of sales during the years ended December 31, 1995 and 1994, respectively.

    While the Company believes it can develop alternate sources for all parts, there are currently three vendors that are the sole source for the items provided. During each of the years ended December 31, 1995 and 1994, respectively, these suppliers collectively accounted for approximately 60% of the Company's net purchases of parts and materials.

11. SUBSEQUENT EVENT:
    In  April 1996,  Norland acquired all  the outstanding common  stock of Dove
Medical Systems (totalling 40,600 shares as detailed in Note 9 above), in a stock swap valued at approximately $3,311,000.

                              DOVE MEDICAL SYSTEMS

                            CONDENSED BALANCE SHEETS

                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                     ASSETS

                                                                                               1996        1995
                                                                                            ----------  ----------

Current assets:
  Cash and cash equivalents...............................................................  $  167,063  $  296,027
  Accounts receivable, net of allowance for doubtful accounts of $1,000 and $0 at March
   31, 1996 and 1995, respectively........................................................     139,174     149,825
  Inventories.............................................................................     233,688     211,915
  Prepaid expenses........................................................................       9,668       3,214
                                                                                            ----------  ----------
    Total current assets..................................................................     549,593     660,981
                                                                                            ----------  ----------
Property and equipment:
  Equipment, furniture and fixtures.......................................................      51,188      24,772
  Less accumulated depreciation...........................................................      15,770       9,027
                                                                                            ----------  ----------
                                                                                                35,418      15,745
Other assets:
  Organization costs, net of accumulated amortization of $1,774 and $1,224 at March 31,
   1996 and 1995, respectively............................................................         981       1,531
  Deposits................................................................................       7,546       4,576
                                                                                            ----------  ----------
    Total assets..........................................................................  $  593,538  $  682,833
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...................................................  $  158,934  $  122,062
  Accrued employee personal time..........................................................      12,400       8,127
  Product warranty reserve................................................................      10,000       5,000
  Service deposits........................................................................      24,500          50
  Income tax payable......................................................................         710         676
                                                                                            ----------  ----------
    Total current liabilities.............................................................     206,544     135,915
                                                                                            ----------  ----------
Commitments and contingencies.............................................................      --          --
Stockholders' equity:
  Common stock, no par value, authorized 100,000 shares, issued and outstanding 40,600
   shares and 35,000 shares at March 31, 1996 and 1995, respectively......................      58,100      35,000
  Retained earnings.......................................................................     328,894     511,918
                                                                                            ----------  ----------
    Stockholders' equity..................................................................     386,994     546,918
                                                                                            ----------  ----------
    Total liabilities and stockholders' equity............................................  $  593,538  $  682,833
                                                                                            ----------  ----------
                                                                                            ----------  ----------

     The accompanying notes are an integral part of the condensed financial statements.

                              DOVE MEDICAL SYSTEMS

                         CONDENSED STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                               1996        1995
                                                                                            ----------  ----------

Revenue, net of discounts and allowances..................................................  $  672,691  $  594,705
Cost of revenue...........................................................................     329,221     269,427
                                                                                            ----------  ----------
    Gross profit..........................................................................     343,470     325,278
Sales and marketing expense...............................................................      95,821      15,647
General and administrative expense........................................................     138,396      88,365
Staff service bonus.......................................................................      68,000      --
                                                                                            ----------  ----------
    Operating Income......................................................................      41,253     221,266
Other income:
  Interest income.........................................................................         790         902
                                                                                            ----------  ----------
    Income before income tax..............................................................      42,043     222,168
Income tax................................................................................       2,240       3,300
                                                                                            ----------  ----------
    Net income............................................................................  $   39,803  $  218,868
                                                                                            ----------  ----------
                                                                                            ----------  ----------

     The accompanying notes are an integral part of the condensed financial statements.

                              DOVE MEDICAL SYSTEMS

            CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                              SHARES ISSUED                             TOTAL
                                                                   AND        COMMON     RETAINED    STOCKHOLDERS'
                                                               OUTSTANDING     STOCK     EARNINGS       EQUITY
                                                              -------------  ---------  -----------  ------------
Balance as of December 31, 1995.............................       35,000    $  35,000  $   422,591   $  457,591
Net Income..................................................       --           --           39,803       39,803
Common Stock Issued Upon Exercise of Stock Options..........        5,600       23,100      --            23,100
Stockholder Distributions...................................       --           --         (133,500)    (133,500)
                                                                   ------    ---------  -----------  ------------
Balance as of March 31, 1996................................       40,600    $  58,100  $   328,894   $  386,994
                                                                   ------    ---------  -----------  ------------
                                                                   ------    ---------  -----------  ------------

Balance as of December 31, 1994.............................       35,000    $  35,000  $   293,050   $  328,050
Net Income..................................................       --           --          218,868      218,868
                                                                   ------    ---------  -----------  ------------
Balance as of March 31, 1995................................       35,000    $  35,000  $   511,918   $  546,918
                                                                   ------    ---------  -----------  ------------
                                                                   ------    ---------  -----------  ------------

     The accompanying notes are an integral part of the condensed financial statements.

                              DOVE MEDICAL SYSTEMS

                       CONDENSED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   UNAUDITED

                                                                                             1996         1995
                                                                                          -----------  -----------
Cash flows for operating activities:
  Net income............................................................................  $    39,803  $   218,868
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................        2,409        1,629
    Changes in:
      Accounts receivable...............................................................       (7,308)    (130,429)
      Inventories.......................................................................      (13,802)        (833)
      Prepaid expenses..................................................................       (6,181)         124
      Deposits..........................................................................      --               435
      Accounts payable and other accrued expenses.......................................       39,908       50,203
      Service deposits..................................................................       11,500           50
      Income tax payable................................................................         (664)      (1,858)
                                                                                          -----------  -----------
        Total adjustments...............................................................       25,862      (80,679)
                                                                                          -----------  -----------
        Net cash provided by operating activities:......................................       65,665      138,189
                                                                                          -----------  -----------
Cash flows from investing activities:
  Furniture and equipment expenditures..................................................      (11,824)        (858)
                                                                                          -----------  -----------
        Net cash used by investing activities:..........................................      (11,824)        (858)
                                                                                          -----------  -----------
Cash flows from financing activities:
  Issuance of common stock..............................................................       23,100      --
  Stockholder distributions.............................................................     (105,000)     --
                                                                                          -----------  -----------
        Net cash used by financing activities...........................................      (81,900)     --
                                                                                          -----------  -----------
Net decrease in cash and cash equivalents...............................................      (28,059)     137,331
Cash and cash equivalents at beginning of period........................................      195,122      158,696
                                                                                          -----------  -----------
Cash and cash equivalents at end of period..............................................  $   167,063  $   296,027
                                                                                          -----------  -----------
                                                                                          -----------  -----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended March 31, 1996, the Company distributed to its principal stockholder a $28,500 account receivable from a major customer.

     The accompanying notes are an integral part of the condensed financial statements.

                              DOVE MEDICAL SYSTEMS

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION
    The financial information included herein has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. The information furnished herein includes all adjustments which are, in the opinion of management, necessary for a fair statement of financial position and the results of operations as of and for the three months ended March 31, 1996 and 1995, and all such adjustments are of a normal recurring nature. Management recommends the accompanying financial information be read in conjunction with the Company's audited financial statements and related notes set forth elsewhere herein.

    The results for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 1996.

2.  COMMITMENTS AND CONTINGENCIES
    (a) The Company has a two-year lease to rent warehouse and office space in Newbury Park, California. The lease expires in January 1998. Monthly payments are currently $2,052, with a 3% to 6% rent adjustment to be made in February 1997.

    Future minimum lease payments required under its operating lease are as follows:

Twelve months ended March 31:
  1997...................................................................    $24,749
  1998...................................................................     21,146
                                                                           ---------
                                                                             $45,895
                                                                           ---------
                                                                           ---------

    Rental expense for the three month periods ended March 31, 1996 and 1995 was $5,166 and $3,186, respectively.

    (b) The Company warrants its products for a full year from date of sale, including all parts and on-site labor. The Company limits its risk by having similar arrangements in place with its primary component manufacturers and suppliers. A warranty liability reserve in the amount of $10,000 and $5,000, was recognized at March 31, 1996 and 1995, respectively, to cover estimated repair and replacement costs to be incurred after the balance sheet dates.

                       PRO FORMA COMBINED FINANCIAL DATA

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the merger of Norland Medical Systems, Inc. (the "Company") and Dove Medical Systems ("Dove") under the purchase method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

    A pro forma combined condensed balance sheet is provided as of March 31, 1996, giving effect to the merger as though it had been consummated on that date. Pro forma combined condensed income statements are provided for the three month period ended March 31, 1996, and the year ended December 31, 1995, giving effect to the merger as though it had occurred on January 1, 1995.

    The pro forma combined condensed financial statements are derived from the historical audited financial statements of the Company and Dove, and should be read in conjunction with the Company's separate 1995 Annual Report on Form 10-K and separate Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed, incorporated herein by reference, and with Dove's audited financial statements for 1995 and 1994, included herein.

                         NORLAND MEDICAL SYSTEMS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)

                                     ASSETS

                                                     HISTORICAL
                                            -----------------------------
                                            NORLAND MEDICAL  DOVE MEDICAL    PRO FORMA                 PRO FORMA
                                             SYSTEMS, INC.     SYSTEMS      ADJUSTMENTS   NOTE REF.    COMBINED
                                            ---------------  ------------  -------------  ---------  -------------
Current Assets:
  Cash....................................   $  17,639,970    $  167,063   $  (3,600,000)    (a)     $  14,207,033
  Accounts receivable.....................       5,851,325       139,174               0                 5,990,499
  Inventories.............................         879,132       233,688               0                 1,112,820
  Other...................................         157,415         9,668               0                   167,083
                                            ---------------  ------------  -------------             -------------
    Total current assets..................      24,527,842       549,593      (3,600,000)               21,477,435

Other Assets:
Fixed assets, net.........................          84,013        35,418               0                   119,431
  Other non current assets................          75,906         8,527               0                    84,433
  Patent, net.............................               0             0         407,200   (a)(i)          407,200
  Other intangible assets, net............               0             0       3,257,800   (a)(i)        3,257,800
  Goodwill, net...........................               0             0       2,984,535   (d)(i)        2,984,535
                                            ---------------  ------------  -------------             -------------
    Total other assets....................         159,919        43,945       6,649,535                 6,853,399
                                            ---------------  ------------  -------------             -------------
Total Assets..............................   $  24,687,761    $  593,538   $   3,049,535             $  28,330,834
                                            ---------------  ------------  -------------             -------------
                                            ---------------  ------------  -------------             -------------


                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........................   $   2,578,326       158,934               0             $   2,737,260
  Accrued expenses........................         374,156        22,400         125,000     (i)           521,556
  Income taxes payable....................         485,837           710               0                   486,547
  Other current liabilities...............          40,072        24,500                                    64,572
                                            ---------------  ------------  -------------             -------------
    Total current liabilities.............       3,478,391       206,544         125,000                 3,809,935
                                            ---------------  ------------  -------------             -------------
  Common stock............................           3,349        58,100         (58,019)  (b)(c)            3,430
  Additional paid-in capital..............      18,346,732             0       3,311,448     (b)        21,658,180
  Retained earnings.......................       2,859,289       328,894        (328,894)  (b)(c)        2,859,289
                                            ---------------  ------------  -------------             -------------
    Total stockholder's equity............      21,209,370       386,994       2,924,535                24,520,899
                                            ---------------  ------------  -------------             -------------
    Total Liabilities & Stockholders'
     Equity...............................   $  24,687,761    $  593,538   $   3,049,535             $  28,330,834
                                            ---------------  ------------  -------------             -------------
                                            ---------------  ------------  -------------             -------------

   See notes to unaudited pro forma combined condensed financial statements.

                         NORLAND MEDICAL SYSTEMS, INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                  (UNAUDITED)

                                                                                                           FOR THE THREE
                                                                                                           MONTHS ENDED
                                                     FOR THE YEAR ENDED DECEMBER 31, 1995                 MARCH 31, 1996
                                       -----------------------------------------------------------------  ---------------
                                                HISTORICAL                                                  HISTORICAL
                                       -----------------------------                                      ---------------
                                       NORLAND MEDICAL  DOVE MEDICAL   PRO FORMA              PRO FORMA   NORLAND MEDICAL
                                        SYSTEMS, INC.     SYSTEMS     ADJUSTMENTS  NOTE REF.   COMBINED    SYSTEMS, INC.
                                       ---------------  ------------  -----------  ---------  ----------  ---------------
Total revenues.......................    $18,243,808     $1,860,929    $       0              $20,104,737   $ 5,218,290
                                       ---------------  ------------  -----------             ----------  ---------------
Expense (Income):
  Cost of revenue....................     12,508,809        854,693    $(128,000)     (e)     13,235,502      3,415,911
  Sales and marketing expense........      1,651,125        150,761            0               1,801,886        575,348
  General and administrative
   expense...........................        960,368        419,814      352,837      (f)      1,733,019        305,716
  Other (income) expense.............       (412,983)        (3,364)           0                (416,347)      (242,941)
                                       ---------------  ------------  -----------             ----------  ---------------
    Total Expenses...................     14,707,319      1,421,904      224,837              16,354,060      4,054,034
                                       ---------------  ------------  -----------             ----------  ---------------
Earnings from continuing operations
 before income taxes.................      3,536,489        439,025     (224,837)              3,750,677      1,164,256
Provision for income taxes...........     (1,436,000)        (6,094)    (128,538)     (g)     (1,570,632)      (473,000)
                                       ---------------  ------------  -----------             ----------  ---------------
Earnings from continuing
 operations..........................    $ 2,100,489     $  432,931    $(353,375)             $2,180,045    $   691,256
                                       ---------------  ------------  -----------             ----------  ---------------
                                       ---------------  ------------  -----------             ----------  ---------------
Earnings from continuing operations
 per common and common equivalent....           0.40                                                0.40           0.10
Weighted average common and common
 equivalent shares outstanding.......      5,245,235                     161,538      (h)      5,406,773      7,057,010


                                       DOVE MEDICAL    PRO FORMA               PRO FORMA
                                          SYSTEMS     ADJUSTMENTS  NOTE REF.   COMBINED
                                       -------------  -----------  ---------  -----------
Total revenues.......................    $ 672,691     $       0               $5,890,981
                                       -------------  -----------             -----------
Expense (Income):
  Cost of revenue....................      329,221     $ (48,000)     (e)      3,697,132
  Sales and marketing expense........       95,821             0                 671,169
  General and administrative
   expense...........................      206,396        88,209      (f)        600,321
  Other (income) expense.............         (790)            0                (243,731)
                                       -------------  -----------             -----------
    Total Expenses...................      630,648        40,209               4,724,891
                                       -------------  -----------             -----------
Earnings from continuing operations
 before income taxes.................       42,043       (40,209)              1,166,090
Provision for income taxes...........       (2,240)      (10,848)     (g)       (486,088)
                                       -------------  -----------             -----------
Earnings from continuing
 operations..........................    $  39,803     $ (51,057)              $ 680,002
                                       -------------  -----------             -----------
                                       -------------  -----------             -----------
Earnings from continuing operations
 per common and common equivalent....                                               0.09
Weighted average common and common
 equivalent shares outstanding.......                    161,538      (h)      7,218,548

   See notes to unaudited pro forma combined condensed financial statements.

             NORLAND MEDICAL SYSTEMS, INC. AND DOVE MEDICAL SYSTEMS

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

BASIS OF PRESENTATION:

    The unaudited pro forma combined condensed balance sheet reflects the issuance of 161,538 shares of the Company Common Stock, after giving effect to the Stock Split, in exchange for 40,600 shares of Dove Common Stock, based on the number of shares of Dove Common Stock outstanding as of April 2, 1996. In addition, the statement reflects a payment by the Company of $3,600,000 in exchange for certain patent and other intangible assets owned by the Dove majority shareholder and certain other investors. The purchase price also includes approximately $125,000 of direct costs related to the transaction. The acquisitions are accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and are presented in the pro forma condensed combined balance sheet as though they had occurred on March 31, 1996.

    Earnings per share for each period is based on the weighted average number of shares of the Company's Common Stock outstanding, including common stock equivalents, and is presented on a combined basis giving effect to the issuance of the Company's shares in accordance with the terms of the merger as if the merger had occurred on January 1, 1995.

NOTES TO PRO FORMA ADJUSTMENTS:

    Pro forma adjustments have been made to reflect the following:

(a) Adjustment to reflect payment of $3,600,000 in cash in exchange for a patent and other intangible assets.

(b) Adjustment to reflect the issuance of 161,538 shares of the Company's Common Stock after giving effect to the Stock Split, having an aggregate par value of $81 and a market value of $3,311,529 on April 2, 1996.

(c) Adjustment to reflect the elimination of Dove's equity accounts.

(d) Adjustment to record goodwill resulting from the transactions.

(e) Adjustment to eliminate fees incurred by Dove according to various licensing arrangements acquired by NMS as part of the transaction.

(f) Adjustment to reflect amortization expense related to goodwill, patent and other intangible assets, based on useful lives of 20, 10 and 20 years, respectively.

(g) The tax provision calculated based on Dove's pretax earnings from continuing operations, giving effect on the pro forma adjustments, at the combined effective federal and state tax rate of 41%.

(h) The number of new shares of common stock issued by the Company to owners of Dove, giving effect to the transaction on January 1, 1995 and after giving effect to the Stock Split.

(i) Adjustment to reflect capitalization of acquisition costs.